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                                                                    Exhibit 32

           Rule 13a - 14(b) CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER


Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Tollgrade Communications, Inc. (the "Corporation"), hereby certify that the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 27, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  November 11, 2003

/s/ Christian L. Allison
---------------------------------
Name:  Christian L. Allison
Title:  Chief Executive Officer

/s/ Samuel C. Knoch
---------------------------------
Name:  Samuel C. Knoch
Title:  Chief Financial Officer



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